EXHIBIT 10.1

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IN MEDIA CORPORATION
Multimedia Marketing Consulting & Service Agreement
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This Multimedia  Marketing  Consulting and Service  Agreement  ("AGREEMENT")  is
entered into on February 2, 2012 by MICHAEL VISCONTI.  ("CONSULTANT"),  of 94-20
115lh  Street  Jamaica,   NY  11419   ("CONSULTANT"),   of  92071  and  INMEDIA,
CORPORATION., a Delaware corporation, having a mailing address of 4920 El Camino Real, Suite 100, Los Altos, CA 94022 ("COMPANY"), based on the following mutual understanding:

ARTICLE 1 - DESCRIPTION OF CONSULTING SERVICES

The nature and scope of the consulting service ("Service") to be performed hereunder are as set forth in EXHIBIT A, STATEMENT OF WORK, attached hereto.

ARTICLE 2 - TERM OF AGREEMENT

This Agreement commences on the date first set forth above and expires Twelve months from the date hereof.

ARTICLE 3 - OVERSIGHT OF CONSULTING SERVICES AND CONTRACTUAL AUTHORITY

The Company employees authorized to provide oversight and direction of the Consultant's efforts and services within the scope of EXHIBIT A, STATEMENT OF WORK, arc Chief Executive Officer, and/or such other person as may hereafter be designated in writing by the Chief Executive officer of the Company. Such authority on the part of the above named individuals does not extend to actual or constructive amendments or changes to this Agreement or to other contractual approvals required hereunder, except where expressly provided.

ARTICLE 4 - COMPENSATION, BILLING AND PAYMENT

In consideration for the Services to be rendered for the benefit of and accepted by Company under this Agreement, the Consultant will receive the remuneration in accordance with the schedule set forth in EXHIBIT B, attached hereto, which will constitute the entire compensation (inclusive of all overhead, profit, and expenses) to the Consultant for the services rendered under this Agreement. The Consultant will submit statements to the Company on a monthly basis.

ARTICLE 5 - ENTIRE AGREEMENT

This Agreement (including all exhibits hereto) constitutes the entire understanding and agreement between Company and the Consultant with respect to the subject matter hereof, and supersedes all prior negotiations, representations or agreements, either oral or written. No modification, recession, waiver or termination of this Agreement, or any of its terms and conditions, shall be binding on Company, unless agreed to in writing by the president of Company.

ARTICLE 6 - PERFORMANCE

Consultant agrees, in its sole judgment, to use its best efforts to provide a degree of professional performance commensurate with normal industry standards for a public company of the same size and market complexities.

ARTICLE 7 - INDEPENDENT CONTRACTOR RELATIONSHIP

The Consultant is an independent contractor of Company and, except to the extent specified in this Agreement, Company may not control or direct the details and means by which Consultant performs its duties under this Agreement. This Agreement shall not create the relationship of employer and employee, a partnership or a joint venture. Neither the Consultant nor Company shall be deemed an agent of the other on account of this Agreement or the performance of any of their obligations hereunder. The Consultant does not have any authority to bind Company to any agreement or contract.

ARTICLE 8 - ASSIGNMENT

Consultant may not assign or transfer this Agreement, any rights hereunder, nor any payment due or to become due hereunder. Any such assignment(s) or attempt at any such assignment is void and not binding upon Company. The Consultant acknowledges that this Agreement is one for personal services for the benefit of Company and is therefore not assignable in whole or in part.
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ARTICLE 9 - SUBCONTRACTING

Company retains the exclusive right to approve all subcontractors of the Consultant, and the Consultant agrees that it will not subcontract any work and services under this Agreement without the prior written approval of Company.

ARTICLE 10 - ACCESS TO WORK

Company shall, at all reasonable times, have free access to the services and facilities of the Consultant and its subcontractors for purposes of inspecting same and determining that the work and services are being performed in accordance with the terms of this Agreement.

ARTICLE 11 - COMPLIANCE WITH THE LAW

The Consultant will comply with all applicable federal, state and local laws, rules and regulations including all securities laws applicable to IN Media Corporation, and its consultants.

ARTICLE 12 - APPLICABLE LAW

The rights and obligations arising from this Agreement are governed by the laws of the state of California.

ARTICLE 13 - TAXES

Any and all taxes applicable to the performance of the Consultant hereunder and its incurrence of cost therefor are included in the Consultant's fee payable hereunder (except as otherwise expressly provided herein) and that the Consultant is wholly responsible for the necessary filing of income tax returns to the proper taxing authorities and for payment of all such taxes. The Consultant is wholly responsible for withholding and payment of all federal, state and local taxes of whatever nature.

ARTICLE 14 - WARRANTY

The Consultant will perform the Services under this Agreement using the Consultant's best skill, diligence and attention and warrants that the services shall be performed with that degree of skill, care, and judgment customarily accepted as sound, quality, professional practice and procedure in the field or discipline represented by the Consultant.

ARTICLE 15 - OWNERSHIP OF WORK PRODUCT

All technical data, correspondence, and other work of the Consultant hereunder produced under or pursuant to this Agreement is and will at all times remain the property of Company and are to be delivered to Company when so requested. In addition, upon the expiration or termination (regardless of the reason for termination) of this Agreement, the Consultant shall deliver to Company any and all drawings, notes, memoranda, specifications and documents in the Consultant's possession or control relating to the performance by the Consultant of its obligations hereunder or relating to any Third Party Information or Company's Information (as such terms are defined in Article 21 below), excluding computer software owned by Consultant and used in connection with the performance of its duties hereunder.

ARTICLE 16 - DISSEMINATION OF WORK PRODUCT

Use, publication or teaching of non-public information directly derived from work and services performed, or data obtained in connection with the work and services rendered under this Agreement other than for Company's benefit is prohibited unless expressly approved in writing by Company, which approval Company may withhold in its sole and absolute discretion.

ARTICLE 17 - CUMULATIVE REMEDIES

Every right or remedy herein conferred upon or reserved to Company is cumulative and in addition to every right and remedy now or hereafter existing at law or in equity, and the pursuit of any right or remedy shall not be construed as an election.

ARTICLE 18 - AUTHORITY

It is specifically is understood that Consultant is providing the Services described herein, and shall have no authority to enter into any commitments on the Company's behalf, or to negotiate the terms of a merger, or to hold any funds or securities in connection with a merger or to perform any act which would necessitate the Consultant to be acting in its capacity as a licensed securities broker or dealer.

ARTICLE 19 - SUSPENSION OF LISTING

IN the event that the Company is for any reason delisted, or trading of the Company's securities is suspended for any time, the Company has the right to suspend any unexpired part of this Agreement until further notice, at which time Consultant shall subsequently resume the balance of Service under this Agreement. Under no circumstances shall the Consultant be required to return any compensation received prior to suspension.

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
ARTICLE 20 - FORCE MAJEURE

Any delay in, or failure of performance of either party does not constitute default hereunder or give rise to any claim for damage if and to the extent such delay or failure is caused by occurrences beyond the control of the party affected and which by the exercise of reasonable diligence, such party is unable to prevent, including but not limited to, acts of God or the public enemy, expropriation or confiscation of facilities or compliance with any order or request of a governmental authority affecting to a degree not presently existing, the supply, availability, or use of materials or labor, acts of war public disorders, rebellion or sabotage, floods, riots or strikes. A party which is prevented from performing for any reason shall immediately notify the other party, in writing, of the cause for such nonperformance, and the anticipated extent of the delay.

ARTICLE 21 - CONFIDENTIALITY

The Consultant shall keep all work and services carried out hereunder for Company and all trade secrets, data and other proprietary and non-public information of Company, including all information gathered or becoming known to the Consultant arising out or in connection with the services performed under this Agreement, (collectively, "COMPANY'S INFORMATION") entirely confidential, and not use, publish, or make known, without Company's written approval, any of Company's Information or any other information developed by the Consultant or furnished by Company to any persons other than personnel of the parties of this Agreement. However, the foregoing obligations of confidentiality, secrecy and non-use do not apply to any information that was in the Consultant's possession prior to commencement of work under this Agreement, or which is available to the general public in a printed publication and provided further that the foregoing obligation in no way limits the Consultant's internal use of any such work.

The Consultant understands, in addition, that Company may receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Consultant agrees to hold any Third Party Information in the strictest confidence and will not disclose to anyone other than Company personnel, or use except in connection with any work to be performed by the Consultant for Company, any Third Party Information unless expressly authorized by an officer of Company in writing.

ARTICLE 22 - CHANGES AND/OR AMENDMENTS

The Company shall have the right, from time to time during the term of this Agreement, by written notice to the Consultant, to make changes to the work and Service covered by this Agreement and described on EXHIBIT A attached hereto, including the right to expand, decrease or limit the scope and nature of the work and services to be undertaken, or to redirect work and services already in progress. In the event changes are made to EXHIBIT A and are material, the parties shall negotiate in good faith to amend the fees and compensation to reflect the changes and to amend EXHIBIT B attached hereto with the new fee schedule.

ARTICLE 23 - LICENSES

Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the Services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the Services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

ARTICLE 24 - WAIVER

In the event the Company fails to insist on performance of any of the terms and conditions, or fails to exercise any of its rights or privileges hereunder, such failure shall not constitute a waiver of such terms, conditions, rights or privileges.

ARTICLE 25 - TERMINATION FOR CAUSE

The Company, upon written notice for cause, may terminate this Agreement, or any part hereof, as a result of the Consultant's failure to perform the work and/or Services as stated in Exhibit A and to provide remedial response to any performance notice served under Article 6 of this Agreement, including progress of the work and Services, or to otherwise adhere to the direction of Company within the scope of this Agreement. Upon termination for any reason, Consultant and Company shall negotiate to establish a mutually acceptable compensation for the period of Service completed, and excess prepaid compensation, if any, shall be returned to the Company.

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
ARTICLE 26 - COMPETITION

Consultant represents and warrants that Consultant does not presently perform or intend to perform, and will not perform during the term of the Agreement, consulting or other services for, or engage in or intend to engage, and will not engage in an employment relationship with, any company whose business or proposed business in any way involves products or services which would be competitive with the Company's products or services, or those products or services proposed or in development by the Company during the term of the Agreement. If, however, Consultant decides to do so, Consultant agrees that, in advance of accepting such work, Consultant will promptly notify the Company in writing, specifying the organization with which Consultant proposes to consult, provide services or become employed by and to provide information sufficient to allow the Company to determine if such work would conflict with the terms of this Agreement, the interests of the Company or further services which the Company might request of Consultant. If the Company determines that such work conflicts with the terms of this Agreement, the Company reserves the right to either: (a) prohibit Consultant from rendering such work or (b) terminate this Agreement immediately for cause.

ARTICLE 27 - TERMINATION FOR CONVENIENCE

Company or the Consultant may terminate this Agreement, or any part hereof, for the sole convenience of Company or the Consultant subject to mutual agreement of settlement terms and refund of any prepaid compensation. Upon receipt of written notification from the terminating party that this Agreement, or any part hereof, is to be terminated, the Consultant shall immediately cease operation of the work and Services stipulated, and assemble all material that has been prepared, developed, furnished or obtained under the provisions of this Agreement that may be in its possession or custody, and shall transmit the same to Company on or before the fourteenth day following the receipt or delivery by the Consultant, as the case may be, of the above written notice of termination.

ARTICLE 28 - INDEMNIFICATION

To the fullest extent permitted by law, the Consultant shall defend, indemnify and hold Company, its officers, directors, shareholders, agents and employees free and harmless from and against any and all claims, losses, demands, causes of action, suits or other litigation (including attorney's fees and all other costs thereof) of every kind and character, including, but not limited to damages or loss from bodily injuries, death, damage to tangible or intangible property in any way occurring incident to, arising out of or in connection with the work and Services performed or to be performed by the Consultant hereunder or occurring incident to, arising out of or in connection with the presence of employees of the Consultant or any subcontractor on the work premises, all regardless of whether or not Company is negligent in whole or in part.

ARTICLE 29 - INSURANCE

Insurance appropriate to work performed, in accord with standards for the field or discipline, and acceptable to Company, including worker's compensation, if applicable, shall be maintained at all times by the Consultant, at its own expense, during performance of the Agreement. At a minimum, the Consultant shall carry at its own cost and expense comprehensive general liability insurance, including contractual liability and automobile liability, with a minimum limitation of liability of $1,000,000.

ARTICLE 30 - COMPLETION

This  Agreement or any portions of the Services  rendered by the  Consultant for
Company  will  not  be  considered   complete   until  all  work  and  Services,
specifications, and requirements have been satisfied and accepted by Company.

ARTICLE 31 - ELECTRONIC REPRODUCTION OF AGREEMENT

The parties agree that a scanned or electronically reproduced copy or image of this fully executed Agreement is to be deemed an original and may be introduced or submitted in any action or proceeding as competent evidence of the execution, terms and existence hereof notwithstanding the failure or inability to produce or tender an original, fully executed version of this Agreement and without the requirement that the unavailability of such original of this Agreement first be proven.

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                                    Exhibit A

                  To MultiMedia Marketing Consulting Agreement

Statement of Work

VIDEO PRODUCTION FOR IN MEDIA'S  PRODUCTS AND SERVICES.  VIDEO PRODUCTION FOR IN
MEDIA'S  CORPORATE  PRESENTATIONS,   CORPORATE  BRANDING  AND  PRODUCT  BRANDING
EFFORTS.

FEATURES INCLUDE.

CONTENT: Corporate news presented in HTML with logo, video or audio, plus links to additional content all in one platform

PRODUCTION: Use all existing content or we'll scrip and produce it for IN Media.
Targeting:   Individual   journalist  targeting  plus  delivery  of  message  to
employees, customers, other key audiences

DISTRIBUTION: Includes full national wire and web, plus institutional delivery as appropriate.

MONITORING: Release watch and hit counts

BASIC SERVICE COMPONENTS:

VIDEO: Up to 15 minutes encoded video or audio; windows MP and real player; stored for 90 days.

IMAGES: One logo and one additional graphic, plus video screen grabs in TWO display windows.

TEXT: 400 words included; additional words available, length charges apply

LINKS: Five links to supporting content from corporate site including HTML and PDF files. Wire and Web Distribution: US1 full national wire transmission to 2,500 + media, 3,600 + web sites and PR Newswire for journalists with it's 86,000 + registered journalists.

EMAIL DISTRIBUTION: HTML e-mail to 100 targeted media contacts plus 200 contacts from the corporate lists.

MONITORING: "Release Watch" shows IN Media release on key sites, "Media Access" shows quantitive data of journalist access to corporate release on PR Newswire For Journalists plus a total Hit Count on "opens"

TURNAROUND: 48-hours with existing video.

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
                                   Exhibit B

                  To MultiMedia Marketing Consulting Agreement

Compensation and Payment Terms

The Consultant shall be entitled to compensation for services performed and accepted under this Agreement as follows:

The Consultant shall be compensated for Video Software development and marketing services provided under this Agreement by means of a one-time grant of 2 million shares of fully-paid common stock, payable within seven days of signing this Agreement. The shares will be issued as per S-8 filings and will be in tranches of 1 Million each with a gap of 4 weeks between the two tranches.

In General

This MULTIMEDIA MARKETING CONSULTING AGREEMENT sets forth the entire agreement and understanding between the parties with respect to its subject matter and supersedes all prior discussions, agreements and understanding of any nature between them with respect thereto. This MULTIMEDIA MARKETING CONSULTING AGREEMENT shall be governed by and construed in accordance with the laws of the state of New York.

WHEREAS, the shares to be issued were not connected in any manner with capital raising Purposes; the Company will not receive any proceeds or benefit from the proceeds as a result of the sale of the shares; the shares are not being issued as compensation for promoting the Company's Securities; the shares are not issued directly or indirectly to promote or maintain a market for the Company's securities; the recipient of the shares is not being issued to stock promoters; and shares are being issued in connection with any merger or acquisition; and, The shares are being issued as bona fide compensation for services rendered to the Company with any of the foregoing.

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
     SIGNATURE PAGE TO MULTIMEDIA MARKETING CONSULTING AND SERVICE AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first set forth above:

MICHEAL VISCONTI.                            IN MEDIA CORPORATION.


By: /s/ Micheal Visconti                     By: /s/ Dan Mabey
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Name:  Micheal Visconti                      Name:  Dan Mabey
Title: Consultant                            Title: COO IN Media Corporation

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